STOCK PURCHASE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


THIS STOCK PURCHASE AGREEMENT, made as of the 31st day of January, 2000, by and among ZAPWORLD.com, a California corporation ("Buyer"), Barbary Coast Pedi Cab Leasing Corporation, a California corporation ("Company"), and Jeff Sears and Helena Sears as Trustees of the Jeff Sears and Helena Sears Revocable Trust Dated January 3, 1997 (hereinafter referred to individually as a "Shareholder");

                                    Recitals

A. Shareholder owns Fifty Thousand shares of the capital stock of Company which shares represent one hundred percent (100%) of the issued and outstanding shares of capital stock of Company.

B. Buyer desires to acquire all of the issued and outstanding capital stock of Company held by the Shareholder in exchange solely for shares of voting stock of Buyer on the terms and conditions hereinafter set forth.

C. The Parties intend to effect a reorganization (the "Reorganization") of Company in accordance with the terms and conditions of this Agreement.

D. It is intended that the Reorganization qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

E.       Company is engaged in the business of leasing pedi cabs (the
         "Business").

                                    Agreement

NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. The following terms used in this Agreement shall have the meanings indicated below unless the context otherwise indicates:

     1.1 "Business" shall have the meaning given in the recital to this Agreement.

     1.2  "Buyer" shall have the meaning given in the heading of this Agreement.

     1.3 "Buyer Stock" shall have the meaning given in Section 1 of this Agreement.

     1.4 "Closing" shall have the meaning given in Section 10.1 of this Agreement.

     1.5 "Closing Date" shall have the meaning given in Section 10.1 of this Agreement.

     1.6 "Company" shall have the meaning given in the heading of this Agreement.

     1.7 "Contest Notice" shall have the meaning given in Section 11.3.2 of this Agreement.

     1.8 "Deficiencies" shall have the meaning given in Section 11.2 of this Agreement.

     1.9  "1933 Act" shall mean the Securities Act of 1933, as amended.

     1.10 "SEC" shall mean the Securities and Exchange Commission.

     1.11 "Shareholder" shall have the meaning given in the heading of this Agreement.

     1.12 "Shareholder's Agent" shall have the meaning given in Section 15 of this Agreement.

     1.13 "Stock Rights" shall have the meaning given in Section 3.1 of this Agreement.

2. Acquisition of Stock. On the Closing Date (as hereinafter defined), Shareholder shall convey, transfer and assign, upon the terms and conditions herein set forth, to Buyer, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description, and Buyer shall accept from Shareholder, all but not less than all of the outstanding capital stock of Company in exchange for a total of Twenty-Four Thousand (24,000) shares of Common Stock of Buyer (said Twenty-Four Thousand (24,000) shares hereinafter called the "Buyer Stock") to be delivered on or before the Closing (as hereinafter defined) to Shareholder.

3. Representations and Warranties of Company and Shareholder with Respect to Company. As material inducement to Buyer to enter into this Agreement and to close hereunder, Company and Shareholder hereby jointly and severally make the following representations, warranties and agreements to and with Buyer:

     3.1 Corporate Status and Authority. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The execution, delivery and performance of this Agreement by Company have been duly authorized by all necessary corporate action on the part of Company, and this Agreement constitutes the valid and binding obligation of Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

     3.2 Capitalization.

     3.2.1 Authorized and Outstanding Shares. The total authorized capital stock of Company is One Hundred Thousand (100,000) shares of common stock, 50,000 shares of which are issued and outstanding as of the date of this Agreement, and will be issued and outstanding as of the Closing Date.

     3.2.2 Valid Issuance. All issued shares of common stock of Company are duly authorized, validly issued and outstanding, fully paid and non-assessable.

     3.2.3 No Options or Rights. There are no outstanding options, warrants or other rights to purchase any capital stock of Company, nor are there any securities which are convertible into capital stock of Company.

     3.2.4 Stock Transfer and Voting Agreements. None of Company's outstanding capital stock is subject to any voting trusts, voting agreements, or other agreements between or among Company and any other person. This representation does not, and is not intended to limit in any way Company's right to enter into a shareholders agreement with any or all of its shareholders after the Closing Date.

     3.3 Agreement Not in Breach of Other Instruments Affecting Company. The execution and delivery of this Agreement and the consummation of the transactions provided for herein by Company do not and will not, with or without the giving of notice, the lapse of time or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Company under, any agreement, indenture or other instrument by which Company is bound, Company's Articles of Incorporation or Bylaws, any judgment, decree, order or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

     3.4 Financial Statements. The financial statements of Company as of December 31, 1999 and the fiscal year then ended, fairly present the financial condition of Company as of such date. Since such date, there has been no material adverse change in the financial condition of the Company. The cash balances shown on the balance sheet shall be reduced to a nominal sum prior to closing.

     3.5 Litigation and Claims. Company is aware of no material claims, actions, proceedings or investigations pending, asserted or threatened against, or involving the Business.

     3.6 Agreements, Contracts and Commitments. Company is not a party to or otherwise subject to any oral or written agreements or arrangement, contract or commitment containing any covenant limiting the freedom of Company to engage in the Business. Company is not in default in any material respect under any agreement, contract, lease or other material document relating to the Business. There have been no claims of such material defaults and, to the best of Company's knowledge, information and belief, there are no facts or conditions which can reasonably be expected to result in such a material default by Company.

     3.7 Compliance with Laws. Company has complied in all material respects with, and is not in violation in any material respect of any federal, state or local statute, law, rule, or regulation with respect to the conduct of its Business.

     3.8 Intellectual Property. Company's Intellectual Property constitutes all such proprietary rights which are owned or held by Company and which are reasonably necessary to, or used in the conduct of, the Business. Company owns or has valid rights to use its Intellectual Property without conflict with the rights of others. No person has made or, to the knowledge of Company, threatened to make any claim that Company's use of Intellectual Property is in violation of any license held by Company or infringes any proprietary right or interest of any third party. To the knowledge of Company, no third party is infringing upon any of Company's Intellectual Property. Company holds its Intellectual Property free and clear of all Liens.

4. Further Representations and Warranties of Shareholder. As material inducement to Buyer to enter into this Agreement and to close hereunder, each Shareholder severally makes the following representations and warranties to Buyer:

     4.1 Ownership of Capital Stock of Company. Shareholder owns 50,000 shares of common stock of Company. The Shareholder has good, marketable and unencumbered title to such shares, free and clear of all liens, security interests, pledges, claims, options and rights of others (collectively, "Stock Rights"). There are no restrictions on the Shareholder's right to transfer such shares to Buyer pursuant to this Agreement.

     4.2 All Outstanding Capital Stock of Company. The shares of common stock of Company owned by Shareholder represent all of the issued and outstanding capital stock of Company on the Closing Date.

     4.3 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action by Shareholder. This Agreement and the documents contemplated hereby have been, or will be when executed and delivered at or prior to the Closing, duly executed and delivered by Shareholder and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity. No approval of any governmental body or governmental agency is required to consummate the transactions contemplated hereby, except any approvals heretofore obtained.

     4.4 Agreement Not in Breach of Other Instruments Affecting the Shareholder. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by the Shareholder do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement or other instrument (including without limitation, Company's Articles of Incorporation and Bylaws) by which such Shareholder is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

     4.5 Purchase for Investment. Shareholder is acquiring the shares of Buyer stock for its own investment and not with a view to distribution or resale.

5. Representations and Warranties of Buyer. As material inducement to Company and Shareholder to enter into this Agreement, Buyer makes the following representations and warranties to Company and Shareholder:

     5.1 Corporate Status and Authority; Outstanding Stock. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to acquire the stock to be acquired hereunder. Buyer has a sufficient number of authorized but unissued shares of Common Stock to be able to issue all of the shares of Buyer Stock which are to be issued hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

     5.2 Status of Buyer Stock. The shares of Buyer Stock, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

     5.3 Agreement Not in Breach of Other Instruments Affecting Buyer. The execution and delivery of this Agreement and the consummation of the transactions provided for herein by Buyer do not and will not, with or without the giving of notice, the lapse of time or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under, any agreement, indenture or other instrument by which Buyer is bound, Buyer's Articles of Incorporation or Bylaws, any judgment, decree, order or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

     5.4 Financial Statements. The financial statements of Buyer as of March 31, 1999, have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Buyer as of such date. Since such date, there has been no material adverse change in the financial condition of Buyer.

     5.5 Purchase for Investment. Buyer is acquiring the shares of Company stock for its own investment and not with a view to distribution or resale.

6. Continuation and Survival of Representations and Warranties. All representations and warranties, including information disclosed in Schedules, made in this Agreement shall continue to be true and correct at and as of the Closing Date, as if made at each of such times. If any party hereto shall learn of a representation or warranty being or becoming untrue at or prior to Closing, such party shall promptly give notice thereof to all of the other parties hereto. All representations and warranties contained herein shall survive the consummation of the transactions provided for in this Agreement; shall continue in full force and effect; and shall provide the basis for the remedies set forth herein or otherwise available to the non-breaching party. Each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation. No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by or knowledge of any party to this Agreement.

7. Buyer's Inspection Rights. Company shall give to Buyer and its designated employees or representatives full access to all of the properties and assets of Company, to Company's stock books, and to all of Company's documents, books and records relating to its current and past operations and Business. Company shall permit such employees and representatives to make copies of Company's written materials and to interview and question Company's employees.

8. Conditions Precedent to Buyer's Obligation to Close. The following shall be conditions precedent to the obligation of Buyer to close hereunder, any of which may be waived in whole or in part by Buyer:

     8.1 Each of the representations and warranties of Company and Shareholder contained in this Agreement is now and, except as to those expressly limited to the date hereof or some other specific date, at all times after the date of this Agreement to and including the time of Closing shall be, true and correct individually and collectively in all material respects, provided that any references to materiality in any representation and warranty shall be disregarded for purposes of this provision.

     8.2 Each of the agreements, covenants and undertakings of Company and Shareholder contained in this Agreement, except for those calling for performance after Closing, will have been fully performed and complied with both individually and collectively in all material respects at or before Closing.

     8.3 No litigation, governmental actions or other proceeding involving or potentially involving a liability, obligation or loss on the part of Company of Five Thousand Dollars ($5,000) or more, in the aggregate, or which by reason of the nature of the relief sought might have more than a remote possibility of having a material adverse effect on Company's Business or financial condition, shall be threatened or commenced against Company with respect to any matter; no material litigation, governmental action or other proceeding shall be threatened or commenced against Company or any Shareholder with respect to the consummation of the transactions provided for herein; and neither Company nor any Shareholder has any knowledge of any basis for such material litigation, governmental action or proceeding.

     8.4 All indebtedness owing to Company by any director, officer, employee or Shareholder of Company will be paid in full at or prior to Closing.

     8.5 All actions, proceedings, instruments and documents required to enable Company and Shareholder to perform this Agreement or matters incident thereto (other than matters for which Buyer is responsible under the terms of this Agreement), and all other legal matters not relating to a default by Buyer of its obligations hereunder, shall have been duly taken, satisfied, executed or delivered, as the case may be, to the reasonable satisfaction of Buyer.

     8.6 All documents required to be delivered by Shareholder at or prior to Closing shall have been delivered or shall be tendered at the time and place of Closing.

     8.7 No Shareholder shall have filed or attempted to file an application for approval of a repurchase offer with respect to the transactions contemplated hereby in accordance with Section 25507(b) of the California Corporate Securities Laws of 1968, as amended.

9. Conditions Precedent to Company's and Shareholder's Obligation to Close. The following shall be conditions precedent to the obligation of Company and Shareholder to close hereunder, any of which may be waived in whole or in part by Company and Shareholder:

     9.1 Each of the representations and warranties of Buyer contained in this Agreement is now and, except as to those expressly limited to the date hereof or some other specified date, at all times after the date of this Agreement to and including the time of Closing shall be, true and correct individually and collectively in all material respects, provided that any references to materiality in any representation or warranty shall be disregarded for purposes of this provision.

     9.2 Each of the agreements, covenants and undertakings of Buyer contained in this Agreement, except for those calling for performance after Closing, will have been fully performed and complied with both individually and collectively in all material respects at or before Closing.

     9.3 No material litigation, governmental action or other proceeding shall be threatened or commenced against Buyer with respect to the consummation of the transactions provided for herein, and Buyer has no knowledge of any basis for any such material litigation, governmental action or other proceeding.

     9.4 All actions, proceedings, instruments and documents required to enable Buyer to perform this Agreement or matters incident thereto (other than matters for which Company and/or Shareholder are responsible under the terms of this Agreement), and all other legal matters not relating to a default by Company or Shareholder of their obligations hereunder, shall have been duly taken, satisfied, executed or delivered, as the case may be, to the reasonable satisfaction of Company and Shareholder.

     9.5 All documents required to be delivered by Buyer at or prior to Closing shall have been delivered or shall be tendered at the time and place of Closing.

10.      Closing.

     10.1 Closing Date. The closing of the transactions provided for in this Agreement (herein sometimes called the "Closing") shall take place in the offices of ZAP, in Sebastopol, California at 10:00 a.m. on March 29, 2000 or such other place and time as shall be agreed to between the Buyer, the Company and Shareholder. The date and time of Closing is sometimes herein called the "Closing Date."

     10.2 Deliveries by Shareholder and Company at Closing. At Closing, Shareholder and Company will deliver or cause to be delivered to Buyer the following:

     10.2.1 certificates for fifty thousand (50,000) shares of Common Stock of Company, endorsed by Shareholder in blank, or with stock transfer powers executed by Shareholder in blank attached;

     10.2.2 the signed resignations of all directors and all officers of Company dated and effective as of the Closing Date;

     10.2.3 the stock books and records, corporate minute books (containing the originals of all minutes and resolutions ever adopted or consented to or agreed to by the shareholders, directors or any committee of directors of Company) and the corporate seal of Company;

     10.3 Deliveries by Buyer at Closing. At the Closing, Buyer will deliver or cause to be delivered to Shareholder certificates for an aggregate Twenty-Four Thousand (24,000) shares of validly issued, fully paid and non-assessable Buyer Stock registered in the name of the Shareholder

11.      Indemnification of Buyer.

     11.1 Basic Provision. Shareholder hereby jointly and severally indemnifies and agrees to hold harmless Buyer and its successors and assigns and each such entity's officers, directors, shareholders and agents (each of whom shall be a third party beneficiary hereof) from, against and in respect of the amount of any and all Deficiencies (as hereinafter defined).

     11.2 Definition of "Deficiencies." As used in this Section 11, "Deficiencies" means any and all loss or damage to Buyer or Company resulting from:

     11.2.1 any misrepresentation, breach of warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of Company or Shareholder contained herein;

     11.2.2 any error contained in any statement, report, certificate or other document or instrument delivered to Buyer pursuant to this Agreement or contained in any Schedule attached hereto;

     11.2.3 any actual or alleged claim, debt, liability, obligation, loss, fine, penalty, damage or diminution in value suffered by Company or incurred by Company to any party, incurred prior to Closing hereunder or arising from any matter or thing occurring prior to Closing hereunder, including but not limited to claims made by governmental authorities for taxes or otherwise, except for (a) liabilities expressly disclosed in this Agreement, including the Schedules attached hereto, and (b) liabilities incurred between the date of this Agreement and the Closing Date, the incurrence of which is not in violation of the provisions of this Agreement; and

     11.2.4 any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs, expenses and interest incident to any of the foregoing.

     11.3 Procedures for Establishment of Deficiencies.

     11.3.1 In the event that any claim shall be asserted against Buyer or Company which, if sustained, would result in a Deficiency, Buyer, within a reasonable time after learning of such claim, shall notify Shareholder of such claim, and shall extend to Shareholder a reasonable opportunity to defend against such claim, at the Shareholder's sole expense and through legal counsel satisfactory to Buyer, such satisfaction not to be withheld unreasonably, provided that the Shareholder proceeds in good faith, expeditiously and diligently. No effort to recover the amount of the Deficiency related to such claim shall be made by Buyer pursuant to Section 11.3.2 while such defense is still being made until the earlier of (a) the resolution of said claim by the Shareholder with the claimant, or (b) the termination of the defense by the Shareholder against such claim or the failure of the Shareholder to prosecute such defense in good faith in an expeditious and diligent manner. Buyer shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. Buyer shall, at its option and expense, have the right to participate in any defense undertaken by the Shareholder with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by the Shareholder without the prior written consent of Buyer unless prior to such settlement or compromise the Shareholder acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and Buyer is furnished with security reasonably satisfactory to Buyer that the Shareholder will in fact pay such amount and expenses.

     11.3.2 In the event that Buyer asserts the existence of any Deficiency, Buyer shall give written notice to the Shareholder of the nature and amount of the Deficiency asserted. If the Shareholder, within a period of fifteen (15) days after the giving of such notice by Buyer, shall not give written notice to Buyer announcing its intention to contest such assertion of Buyer (such notice by the Shareholder being hereinafter called the "Contest Notice"), such assertion of Buyer shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to Buyer within said 15-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in San Francisco, California in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to Shareholder and Buyer and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist by the arbitrator(s) shall be deemed established.

     11.3.3 Buyer and the Shareholder may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement, such Deficiency shall be deemed established.

     11.4 Payment of Deficiencies. The Shareholder hereby agrees to pay the amount of each established Deficiency to Buyer within five (5) days after the establishment thereof in cash or, at the election of the Shareholder, in shares of Buyer Stock at the rate of Six Dollars and Twenty-Five Cents ($6.25) per share, rounding off the result to the nearest full number of shares, subject to equitable adjustment for stock dividends, stock splits, stock distributions, share reclassifications, exchanges, mergers, consolidations or other changes in capitalization affecting the common stock of Buyer occurring after the Closing Date and prior to such payment date. Any amounts not paid by the Shareholder when due under this Section 11.4 shall bear interest from the due date thereof until the date paid at a rate equal to the lesser of twelve percent (12%) per annum or the highest legal rate permitted by applicable law.

     11.5 Limitation. Notwithstanding the foregoing, there shall be no liability for any Deficiency: (a) unless the aggregate of all Deficiencies exceeds Five Thousand Dollars ($5,000), in which event there shall be liability for all Deficiencies, and (b) unless the claim therefor has been asserted pursuant to
Section 11.3 within one year after the Closing.

     11.6 Remedy Not Exclusive. The remedies of Buyer under this Section 11 for matters covered by this Section 11 shall not be exclusive of any other remedies that Buyer may have in law or equity.

12.      Securities Laws Compliance Procedures.

     12.1 Knowledge Respecting Buyer. Shareholder represents and acknowledges that it is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Buyer which he or she deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock. Without limiting the foregoing, Shareholder understands and acknowledges that neither Buyer nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Buyer or the future conduct of Buyer's business or of Company's business, and no Shareholder has relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Buyer.

     12.2 Status of Shares to be Issued. Shareholder agrees, acknowledges and confirms that it has been advised and understands as follows:

     12.2.1 Shareholder is acquiring the shares of Buyer Stock to be issued to him or her for his or her own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for such Shareholder (which opinion shall be satisfactory in form and substance to Buyer), may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "1933 Act") or any applicable blue sky laws. Shareholder acknowledges that the shares of Buyer

Stock are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Buyer is under no obligation to register the shares of Buyer Stock under the 1933 Act or any state securities law or to take any action which would make available an exemption from such registration.

     12.2.2 There shall be endorsed on the certificates evidencing the shares of Buyer Stock delivered at Closing a legend substantially similar to the following:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS. WITHOUT LIMITING THE FOREGOING, THE SHARES MAY NOT BE SOLD WITHIN TWELVE MONTHS AFTER THE DATE OF THIS CERTIFICATE WITHOUT AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER, THAT SUCH SALE DOES NOT VIOLATE THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

     12.2.3 Except under certain limited circumstances, the above restrictions on the transfer of the shares of Buyer Stock will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

     12.2.4 Buyer and its transfer agent may refuse to effect a transfer of any of the shares of Buyer Stock by the Shareholder or any of its successors, personal representatives or assigns otherwise than as contemplated hereby.

13. Further Assurances. Buyer and Shareholder agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after Closing and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and tax returns.

14.      Restrictive Covenants.

     14.1 Duration and Extent of Restriction. For a period of two (2) years following the Closing hereunder, Shareholder will not (individually, collectively, or in any combination, as principal, partner, member, investor, director, officer, agent, employee, consultant or otherwise) directly or indirectly (except as employees of Buyer or a subsidiary of Buyer) engage in, or directly or indirectly be financially interested in, any business which is engaged in pedi cab leasing at any place in the City and county of San Francisco. Nothing in the foregoing sentence shall be deemed, however, to prevent any Shareholder from owning securities of Buyer, or of any other publicly owned corporation engaged in any such business, provided that the total amount of securities of each class owned by such Shareholder either of record or beneficially in such other publicly owned corporation does not exceed one percent (1%) of the outstanding securities of such class. In addition, for a period of two (2) years following the Closing hereunder, Shareholder will not, directly or indirectly, induce or attempt to influence any employee, customer, independent contractor or supplier of Company to terminate his or her employment or any other relationship with Company. Shareholder shall not at any time use for Shareholder's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person or entity, any confidential information of Company. "Confidential information," as used in the preceding sentence, means any information regarding Company's business methods, business policies, procedures, techniques, research or development projects or results; historical or projected financial information, budgets, trade secrets or other knowledge or processes of or developed by Company; any names and addresses of customers or clients or any data on or relating to past, present or prospective Company customers or clients; or any other confidential information relating to or dealing with the business, operations or activities of Company, excepting in each case information otherwise lawfully known generally by, or readily accessible to, the trade or the general public.

     14.2 Remedies for Breach. Each Shareholder acknowledges that the restriction contained in Section 14.1 is reasonable and necessary in order to protect Buyer's legitimate interests and that any violation thereof would result in irreparable injury to Buyer. Each Shareholder therefore acknowledges and agrees that, in the event of any violation thereof, Buyer shall be authorized and entitled to obtain, from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled.

     14.3 Extension of Restriction. In the event of any breach or violation of the restriction contained in Section 14.1, the time period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

     14.4 No Separate Consideration. The parties agree that the restrictions on Shareholder in this Section 14 are an incidental part of the overall transaction contemplated by this Agreement; no part of the overall consideration being paid by Buyer to Shareholder hereunder is being allocated separately to such restrictions; and no party will take a position inconsistent with this Section
14.4 for tax or any other purpose.

15. Indemnity Against Brokerage Commissions and Finder's Fees. Buyer and each Shareholder hereby represents and warrants that there is no person or entity entitled to receive from Buyer or such Shareholder any brokerage commission or finder's fee in connection with this Agreement or the transactions provided for herein, and each hereby indemnifies and agrees to save the other parties hereto harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by such party.

16.      Miscellaneous.

     16.1 Notices. Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally and signed receipt for such notice or demand is secured, or mailed by registered mail or certified mail, postage prepaid, return receipt requested, and addressed to the following persons at the following respective address unless by any such notice a different person or address shall have been designated by the addressee:

         Notices to Buyer shall be sent to:

                  ZAPWORLD.com
                  117 Morris Street
                  Sebastopol, CA  95472
                  Attn:  Gary Starr

         Notices to Company shall be sent to:

                  Barbary Coast Pedi Cab Leasing Corporation
                  2715 Hyde Street
                  San Francisco, CA 94109

         Notices to Shareholder shall be sent to:

                  Jeff and Helena Sears
                  2715 Hyde Street
                  San Francisco, CA 94109

     16.2 Governing Law; Arbitration. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the State of California. Further, in the event of any dispute between the parties relative to this Agreement, the inducements or representations to enter into this Agreement, or the parties' performance of the terms of this Agreement, said dispute(s) shall be resolved through binding arbitration pursuant to the rules of the American Arbitration Association or other mutually agreeable body, before one (1) arbitrator selected by the parties, with the sites of the arbitration agreed to be in San Francisco, California.

     16.3 Waiver and Modification. Any term or provision of this Agreement may be waived at any time by a written instrument executed by the party which is entitled to the benefit thereof; provided, however, that no such waiver shall constitute a waiver by such party of any of its other rights and remedies, at law or in equity. This Agreement may be amended, modified or supplemented at any time only by a written instrument executed by all the parties hereto.

     16.4 Cooperation and Further Assurances. The parties to this Agreement shall fully cooperate with each other in connection with all general matters and tax matters (including tax audits) involving either party, which relate in any way to this Agreement. Such cooperation shall include, but not be limited to the preparation of an asset purchase valuation and classification schedule, prepared pursuant to Internal Revenue Code Section 1060 et seq., as revised, and the granting to the individual party and the taxing authorities reasonable access to relevant business records and evidence of payment; provided, however, the party requesting such cooperation shall pay costs and expenses of the cooperating party in connection with such cooperation.

     16.5 Entire Agreement. This Agreement, including documents incorporated herein by reference, the Exhibits and schedules attached hereto when duly executed and delivered, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, oral and written, all previous negotiations and all other communications between the parties with respect to the subject matter hereof (except to the extent any other agreement may be incorporated into this Agreement by writing executed by Buyer, Company and Shareholder).

     16.6 Headings. The titles to articles and paragraphs hereof are used for convenience only and shall not be deemed to be a part hereof, or affect the construction or interpretation of any provision hereof.

     16.7 Attorneys` Fees. Except as otherwise provided herein, in connection with enforcement of their respective rights hereunder, the parties shall each be entitled to any right or remedy available at law or in equity, and the prevailing party shall be entitled to reasonable attorneys' fees actually incurred in connection therewith.

     16.8 Severability. If any provision of this Agreement is held invalid under any applicable statute or rule of law, such invalidity shall not affect the other provisions of this Agreement that can be given effect without the invalid provisions, and to this end the provisions of this Agreement are declared severable. Notwithstanding the above, such invalid provision or clause shall be construed and enforced, to the extent possible, in accordance with the original intent of the parties.

     16.9 Assignment. This Agreement may not be assigned to any party without the written consent of the other party hereto.

     16.10 Recitals. The recitals herein are incorporated by this reference into this Agreement and shall bind the parties in accordance with their terms.

     16.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BARBARY COAST PEDI CAB LEASING CORPORATION


By:           /s/ Jeffrey Sears
          --------------------------------------------------
          Jeffrey Sears

Its:
          --------------------------------------------------


ZAPWORLD.COM


By:            /s/ Signature
          --------------------------------------------------

Its:
          --------------------------------------------------


SHAREHOLDER

The Jeff Sears and Helena Sears Revocable Trust Dated January 3, 1997


By:            /s/ Jeffrey Sears
          --------------------------------------------------
          Jeffrey Sears, Trustee


By:            /s/ Helena Sears
          --------------------------------------------------
          Helena Sears, Trustee